UNITED STATES
SECURITIES & EXCHANGE COMMISSION

Washington, DC 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2005

Date of Report (Date of earliest event reported)

HABER, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-9966	22-2305613
(Commissions File No.)	(I.R.S. Employer Identification No.)

1009 Avenue C
Suite #6
Bayonne, N.J. 07002

(Address of Principal Executive Offices)

07002

(Zip Code)

(201)243-0011

Registrant's (Telephone Number, Including Area Code)

On February, 8 2005 the registrant engaged Sullivan Bille, PC of Tewksbury, MA to Act as the registrant's independent certified public accountant. Sullivan Bille, PC., replaces Staples, Larkin & Associates, L.L.P. of Palestine, TX. who were terminated on February 8, 2005.

This change shall facilitate our audit reviews, discussions and etc., since Sullivan Bille, PC. is located in Massachusetts, where the Haber accounting office is located as well.

STAPLES, LARKIN & ASSOCIATES, LLP
A Limited Liability Partnership of Certified Public Accountants
901 North Mallard
Palestine, Texas 75801
Email: StaplesAssociates@Earthlink.net

Cecil A. Staples, CPA/PFS	Telephone (903) 723-1040
Member of National Association of Securities Dealers	Fax: (903) 723-2076

Donald J. Larkin, CPA

February 11, 2205

Peter D'Angelo, Vice-President
Haber, Inc.
1009, Ave. C, Suite 6
Bayonne, NJ 07002

Dear Mr. D'Angelo

After our discussion this morning, we concur that it is in the best interest of Haber, Inc. to engage the audit firm Sullivan Bille PC. to perform audit services for the Company for all periods after May 31, 2002. Due to inherent related difficulties in being so geographically distant, we believe the change will better facilitate the audit services needed by Haber, Inc. Therefore, we hereby withdraw from further serving as the outside auditor for Haber, Inc. effective this date and relative to any periods after May 31, 2002.

Thank you for the opportunity to be of service to Haber, Inc. and its shareholders.

Sincerely,

William T. Watson

William T. Watson, CPA
Staples, Larkin and Associates, L.L.P.

Member of American Institute and Taxes Society of Certified Public Accountants